Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Codexis, Inc.

400 Penobscot Drive

Redwood City, CA 94063

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 2022, relating to the consolidated financial statements of Codexis, Inc. and the effectiveness of Codexis, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ BDO USA, LLP

San Jose, California

January 9, 2023